Exhibit 10.6

SECOND AMENDMENT TO LEASE AGREEMENT

This SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment")

is executed and entered into effective as of May 12, 2010, by and between AR INDUSTRIAL NO. 1, LTD., a Texas limited partnership ("Landlord") and ORTHOFIX, INC., a Texas corporation ("Tenant").

RECITALS:

A.
Landlord and Tenant have previously entered into that certain Lease Agreement dated effective as of February 10, 2009, as amended by that certain First Amendment to Lease Agreement dated effective as of April 13, 2009 (as so amended, the "Lease"), covering approximately 144,624 rentable square feet in a building to be constructed by Landlord located in Lewisville, Texas (the "Premises").

B.
Landlord and Tenant have made certain agreements relating to the installation of carpet squares within a portion of the Premises, as part of the Tenant Finish Work described in Exhibit D to the Lease, and Landlord and Tenant desire to amend the Lease to reflect such agreements as more fully described below.

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

1.
Definitions. All terms not otherwise defined in this Amendment shall have the same meaning as set forth in the Lease.

2.
Installation of Carpet Squares Using Alternative Adhesive. Landlord and Tenant have agreed to proceed with the immediate installation of carpet squares manufactured by Mohawk as described in the Working Drawing and/or plans and specifications previously agreed to by Landlord and Tenant in approximately 90,000 square feet of the Premises, but have determined to utilize for such installation the alternative adhesive known as "Mapei Ultrabond ECO 810", as described on Exhibit A attached hereto (the "Alternative Adhesive"), rather than the adhesive suggested by Mohawk. Notwithstanding anything in the Lease to the contrary, Landlord hereby agrees that, if following such installation (i) the Tenant experiences a failure of the Alternative Adhesive which results in one or more of the carpet squares becoming detached (in whole or in part) from the slab, (ii) such failure and detachment is not due to any misuse, abuse or neglect of Tenant or any Tenant Party, and (iii) Mapei refuses to honor the warranty for the Alternative Adhesive described in Exhibit A attached hereto and repair such detachment, based upon the moisture level within the concrete slab in the Premises a:t the time of installation exceeding the recommended limits and/or specifications for the Alternative Adhesive described on said Exhibit A, then Landlord, at its sole cost and expense, will make the necessary repairs to the carpet squares affected by such failure of the Alternative Adhesive (and, to the extent the costs associated therewith would have been covered by the Mapei warranty, Landlord will move any furniture which must be moved to complete such repairs), such obligation of Landlord to expire upon the date that

SECOND AMENDMENT TO LEASE AGREEMENT Page I

Exhibit 10.6

Exhibit 10.6

the Mapei 5-year performance warranty described in said Exhibit A expires. Additionally, in connection with such repairs, to the extent and only to the extent, the presence of such mold is determined to have been caused solely by the moisture level in the concrete slab prior to the installation of the carpet squares, and not by some other condition or factor, nor by any misuse, abuse, neglect or other action of Tenant or any Tenant Party, Landlord, at its sole cost and expense, will remove and remediate any mold found to be existing between the concrete slab and any such repaired carpet squares. As a condition to Landlord's obligations under this paragraph Tenant agrees to cause the Tenant Finish Work contractor to commence the installation of the carpet squares and other floor coverings within the Premises within one (1) Business Day after the date of this Amendment, and to continuously and diligently prosecute such installation and complete the same as expeditiously as possible, such that all Work can be completed, Substantial Completion will occur and the Certificate of Occupancy for the Premises can be obtained no later than June I, 2010.

3.
Additional Cost to Install Koester Sealer in Cadaver Lab. Additionally, Landlord, at its sole cost and expense, will pay for the cost to install the sealer known as "Koester VAPl 2000" in the Cadaver Lab and Receiving Area pursuant to the Change Order attached as Exhibit B hereto.

4.
Ratification. Where any terms or conditions contained herein conflict with any terms and conditions contained in the Lease, the terms and conditions contained herein shall control. Otherwise, the Lease is ratified and affirmed, and all terms and conditions therein, as amended and modified hereby, shall remain in full force and effect. This Amendment shall be binding upon Landlord and Tenant, and their respective successors and assigns.

5.
Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

THE REMAINDER OF TIDS PAGE INTENTIONALLY LEFT BLANK.

SECOND AMENDMENT TO LEASE AGREEMENT

Exhibit 10.6

Executed as of the date first written above.

LANDLORD:

AR INDUSTRIAL NO. 1, LTD.,

a Texas limited partnership

By: 29BCOt Inc.,

a Texas corporation General Partner

By: /s/ Joel M. Overton, Jr.

Name: Joel M. Overton, Jr.

Title: Senior Vice President

TENANT:

ORTHOFIX, INC.,

a Minnesota corporation

By: /s/ Brian C. Ranft

Name: Brian C. Ranft

Title: Sr. V.P. Operations

SECOND AMENDMENT TO LEASE AGREEMENT